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                                                                  EXHIBIT 10.44

                                PROMISSORY NOTE

                                                             Tacoma, Washington

                                                             August 18, 1997


        1. Promise To Pay. FOR VALUE RECEIVED, KENNETH W. McCARTHY, JR. (hereinafter "Maker") promises to pay to T & W FINANCIAL CORPORATION, a Washington corporation, (hereinafter "Holder") or order at 6416 Pacific Highway East, Tacoma, Washington, or at such other place as may be designated by the Holder hereof from time to time, the principal sum of Five Hundred Eighty One Thousand Seventy Nine Dollars ($581,079.00), with interest from the first day of August, 1997.

        Maker and Holder acknowledge and agree that the principal amount of this Promissory Note is equal to the amount payable by Maker in exchange for 147,900 shares of common stock issued by T & W FINANCIAL CORPORATION in its initial public offering.

        2. Interest Rate. The rate of interest on the unpaid principal balance of this Promissory Note shall be eight percent (8%) per annum.

        3. Payment. Maker shall pay the amount owed under this Note in full upon closing of T & W FINANCIAL CORPORATION'S initial public offering.

        4. Default Interest. This Promissory Note shall bear interest at the rate of twelve percent (12%) per annum thirty (30) days after any installment called for herein is not paid when due or after maturity.

        5. Attorneys' Fees. In the event this Promissory Note is placed in the hands of an attorney for collection or if suit shall be brought to collect any of the principal or interest of this Promissory Note, Maker shall pay reasonable attorneys' fees in addition to all costs of collection and expenses of suit.

        6. Waiver of Presentment. Presentation for payment, notice of dishonor, protest, and notice of protest are hereby waived.

        7. Nonwaiver. Failure to exercise any right or option of Holder shall not constitute a waiver of the right to exercise such right or option if Maker is in default hereunder.



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        8.  Collection Expenses.  Maker agrees to reimburse Holder on demand for all legal fees and other costs and expenses incurred in collecting or enforcing this Note, together with interest at the default rate specified in paragraph 6 above. Without limitation such shall include fees, costs and expenses incurred with or without suit and in any appeal, any proceedings under any present or future Federal Bankruptcy Act or state receivership, in any post judgment collection proceedings. Payment of such fees, costs, expenses and interest shall be a condition precedent to the curing of any default or the satisfaction of this Promissory Note.

        9. Governing Law, Venue and Jurisdiction. This Note shall be construed, enforced and otherwise governed by the laws of the State of Washington. In the event any action shall be brought by any party to this Promissory Note, such action shall be brought in the Superior Court of the State of Washington for Pierce County and all parties consent to the jurisdiction of such court as to all such actions.

        10. Notices. All notices, demands, requests, consents, approvals, and other instruments required or permitted to be given pursuant to the terms of this Promissory Note shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below:

        To Maker:  Kenneth W. McCarthy, Jr.
                   4613 110th Avenue Court East
                   Puyallup, WA 98372

        To Holder: T & W Financial Corporation
                   P. O. Box 3028
                   Federal Way, WA 98063

Provided, however, that such address may be changed upon five (5) days' written notice thereof similarly given to the other party. Such notice, demand, request, consent, approval, and other instrument shall have been deemed to have been served on the third (3rd) day following the date of mailing.

                                        MAKER:


                                        /s/  KENNETH W. MCCARTHY, JR.
                                        ----------------------------------
                                        Kenneth W. McCarthy, Jr.




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